UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Twenty-First Century Fox, Inc.

(Name of Registrant as Specified In Its Charter)

COMCAST CORPORATION

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On June 14, 2018, Comcast released the following communication.

I want to follow up on yesterday’s exciting news that we have bid to acquire 21st Century Fox assets and share what this means from an NBCUniversal perspective.

First, I want to take a moment to let all of you know how proud I am of our company and the job you are doing. The fact that we are in a position to make this offer is a direct result of your collective effort, commitment and the success we have achieved together.

All of our businesses are performing very well, even in the face of challenging industry dynamics. When we started on this journey seven years ago, it would have been hard to imagine that we would be the fastest-growing media company in the United States, but we are, and this does not happen by accident.

We are now presented with a rare opportunity to add complementary, well-performing assets to our existing portfolio, laying the foundation for new growth opportunities. Our experience with and passion for these businesses, coupled with our track record of successful integrations, makes us confident that we are the right home for the Fox assets.

Clearly, the media landscape is changing. Against this backdrop, we firmly believe in the long-term success of the content business.  More video is being consumed across more platforms than ever before and that means more opportunity for premium, professionally produced content.

As the market becomes increasingly global, we are enthusiastic about the opportunity to expand our international footprint. This transaction would increase the percentage of Comcast’s revenue from international operationsfrom 9% to 27%.

Adding Fox’s attractive assets would also enable us to diversify our content and broaden our offerings to include some great properties that are a terrific fit for NBCUniversal, such as:

·	Major movie and TV production studios

·	Overseas rights for some of the world’s most popular sports, including the Premier League

·	Attractive networks such as FX and National Geographic

·	Entertainment franchises likeDeadpool, Avatar, and X-Men

·	Animated properties like The Simpsons and Family Guy

·	An increased ownership stake in Hulu

On the distribution side, Fox owns some outstanding platforms that could play a significant role in driving our future growth. We would add emerging over-the-top platforms in Europe, Latin America, and India to go along with Sky, one of the U.K.’s leading satellite-TV and broadband providers.  If we consummate this transaction, our company will be #1 in content and distribution in the United States, Europe, India and Latin America.

Of course, there’s no guarantee that we will complete this transaction and we have a long road ahead of us. The same is true for our existing bid for Sky, which continues to move along on a separate track. The good news is that regardless of the outcomes, we are very well positioned for the future.

Brian loves NBCU and our businesses and we should thank him for his support, vision, and leadership. His dedication, trust and commitment to our continued success has been key to getting us to the enviable position we are in today.

On a personal note, I celebrated my 20thanniversary with Comcast last week and it occurred to me that this is the most exciting time in my career with the company. In addition to these two pending deals, we are kicking off a great summer, with World Cup on Telemundo starting today and Jurassic World’s domestic debut around the corner. This is a real moment for our company to shine.

Thank you all for helping to get us where we are and here’s to looking forward to the next chapter!

/s/ Steve

Cautionary Statement Regarding Forward-Looking Statements

This communication contains statements which are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Comcast about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. The forward-looking statements contained in this communication may include statements relating to the expected timing, scope, terms and conditions of a Comcast transaction to acquire certain businesses and assets of Twenty-First Century Fox, Inc. (“21CF”), the likelihood and timing of receipt of regulatory approvals with respect to a Comcast transaction to acquire 21CF, the anticipated benefits of the potential transaction and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects” or “does not expect”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Although Comcast believes that the expectations reflected in such forward-looking statements are reasonable, Comcast can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements, including any legal and regulatory developments and changes and other risks and uncertainties including those described in Comcast’s filings with the U.S. Securities and Exchange Commission (“SEC”). The forward-looking statements contained in this communication should be construed in the light of such factors. Neither Comcast nor any of its associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this communication will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with their legal or regulatory obligations, Comcast is under no obligation, and Comcast expressly disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information and Where to Find It

This document does not constitute an offer to buy or solicitation of an offer to sell any securities. This document is for informational purposes only and relates to a proposal that Comcast has made to 21CF. Comcast has filed a preliminary proxy statement in connection with 21CF’s special meeting of stockholders at which the 21CF stockholders will be asked to consider certain proposals regarding the proposed acquisition of 21CF by The Walt Disney Company (the “Special Meeting Proposals”). As further set forth in such proxy statement, which once definitive will be sent to 21CF stockholders, Comcast is soliciting votes against the Special Meeting Proposals. INVESTORS IN 21CF AND COMCAST ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE), AND ANY OTHER DOCUMENTS FILED BY COMCAST WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain free copies of the proxy statement and other documents filed with the SEC by Comcast through the website maintained by the SEC at https://www.sec.gov/ or by contacting Comcast’s proxy solicitation agent, MacKenzie Partners, Inc., at (800) 322-2885 or comcast@mackenziepartners.com.

Participants in the Solicitation

Comcast and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from 21CF’s stockholders in connection with the Special Meeting Proposals. Information about Comcast’s directors and executive officers is available in Comcast’s proxy statement, dated April 30, 2018, filed with the SEC in connection with Comcast’s 2018 annual meeting of stockholders. Other information regarding the participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings and otherwise, is contained in the preliminary proxy statement filed by Comcast with the SEC on June 13, 2018.